Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Dividend Advantage
Municipal Fund
811-09135

The annual meeting of shareholders was held in the offices of Nuveen Investments on April 20, 2015; at this meeting the shareholders were asked to vote on the election of Board Members, on the approval of an Agreement and Plan of Reorganization and the approval of the issuance of additional common shares. The meeting was subsequently adjourned to May 18, 2015.

Final voting results for May 18, 2015 are as follows:

    Common
shares
   Common and
Preferred
 shares voting
 together as a
class


Preferred
Shares
To approve an Agreement and Plan of
Reorganization.



   For


                                 560
   Against


                                   -
   Abstain


                                   -
   Broker Non-Votes


                                   -
      Total


                                 560




To approve the issuance of additional
common shares in connection with each
Reorganization.



   For
                       4,445,683
                       4,446,243

   Against
                          225,453
                          225,453

   Abstain
                          255,888
                          255,888

   Broker Non-Votes
                       4,927,024
                       4,927,584

      Total
                       4,445,683
                       4,446,243



Proxy materials are herein
incorporated by reference
to the SEC filing on November
27, 2013, under
Form 497, accession number
0001193125-13-455314